EXHIBIT 10.1

NEITHER THIS NOTE, NOR THE SECURITIES ISSUABLE UPON CONVERSION HEREOF, HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH NOTE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES STATUTE OR SOME OTHER EXCEPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

RestorGenex Corporation

SECURED CONVERTIBLE PROMISSORY NOTE

This SECURED CONVERTIBLE PROMISSORY NOTE (“Note”), dated as of March 19, 2014, is entered into by RestorGenex Corporation, a Nevada corporation (the “Company”) and Sol J. Barer (the “Lender”).

1. Principal and Interest. The Company, for value received, hereby promises to pay to the order of Sol J. Barer (the “Holder”), in lawful money of the United States, the principal amount of $250,000, together with interest accrued on the unpaid principal of this Note at the per annum rate of seven percent (7%) commencing on the date hereof. Accrued interest made under this Note shall be payable via the issuance of the Company’s common stock or via cash at the Company’s option, and shall be payable on the Maturity Date.

Subject to Section 2 hereof, this Note is due and payable (a) on the date (the “Applicable Maturity Date) that is twelve months from the date hereof, or (b) on demand by written notice following an Event of Default (as defined below). Subject to Section 2 hereof, the Company shall, on the Applicable Maturity Date or, if earlier, within one (1) business day of receipt of the written notice referred to in the immediately preceding sentence (the “Payment Date”), pay the outstanding principal and all accrued and unpaid interest on this Note, as of the Applicable Maturity Date or the Payment Date, as applicable.

2. Conversion and Prepayment. The outstanding principal amount of this Note and any accrued but unpaid interest hereon shall be convertible and redeemable as follows:

(a) Mandatory Conversion. In the event of the closing by the Company of a Qualified Financing (as defined below) on or before the Applicable Maturity Date, the Holder shall have the obligation to convert (the “Maturity Conversion”) all of the then-outstanding principal of this Note, together with any accrued and unpaid interest thereon, on a dollar-for-dollar basis into the securities being issued and sold in the Qualified Financing (“Conversion Securities”) at a conversion price equal to 50% of the purchase price per share or unit of the Conversion Securities paid in the Qualified Financing and otherwise on the terms and conditions of the Qualified Financing. The Company shall give the Holder at least three days’ notice (the “Financing Notice”) of the anticipated closing of a Qualified Financing, and any such conversion shall take place concurrently with the closing thereof. A “Qualified Financing” shall mean the closing of one or more investments (excluding the conversion of the Investor Notes) in which the Company receives gross proceeds totaling at least $7,000,000 in exchange for equity securities. In the event that this Note is converted in accordance with this Section 2(a), then the Holder shall become party to a securities purchase agreement, in customary form, and all related agreements, along with the investors participating in such Qualified Financing. Alternatively, if at the time of a Qualified Financing, the 50% conversion discount set forth above is greater than $4.00, then Holder may elect to convert the Note and any accrued but unpaid interest into the common stock of Company at the price of $4.00. Notwithstanding the foregoing, in lieu of the Mandatory Conversion, the Company shall have the right to prepay this Note, in which case the Company shall give notice of such payment or prepayment (the “Payment Notice”) and prepay the Note together with all accrued interest within three business days from the date of the Payment Notice.

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(b) Mechanics and Effect of Conversion. Upon conversion of this Note pursuant to this Section 2, the Holder shall surrender this Note, duly endorsed, at the principal offices of the Company or any transfer agent of the Company. At its expense, the Company will, as soon as practicable thereafter, issue and deliver to the Holder, at such principal office, a certificate or certificates for the number of securities to which such Holder is entitled upon such conversion, together with any other securities and property to which the Holder is entitled upon such conversion under the terms of this Note.

3. Security Agreement.

(a) For purposes of the Note, “Collateral” means all of the Company’s right, title and interest in, to and under all personal property and other assets, whether now owned by or owing to, or hereafter acquired by or arising in favor of the Company (including under any trade names, styles or derivations thereof) and whether owned or consigned by or to, or leased from or to, the Company, and regardless of where located, and any and all proceeds or products of (or additions or accessories to) any of the foregoing.

(b) To secure the prompt and complete payment, performance and observance of all of the obligations of the Company to the Holder pursuant to the Note (including, without limitation, the Company’s obligation to timely pay the principal amount of the Note, all fees and all other amounts payable by the Company to the Holder hereunder or in connection therewith, whether now existing or hereafter arising, and whether due or to become due, absolute or contingent, liquidated or unliquidated, determined or undetermined), the Company hereby pledges, assigns, transfers, hypothecates, and sets over to the Holder, and hereby grants to the Holder a continuing security interest in, all of the Company’s right, title and interest in, to and under the Collateral, until such Obligations are paid in full and agreed to file and perfect such security interest on behalf of Holder.

4. Warrants. At the time of a Qualified Financing, the Company will issue Warrants to Holder to purchase the number of shares of its common stock equal to a certain percentage of the shares into which this Note is converted. That percentage shall be 150% greater than the warrant coverage offered to investors in a Qualified Financing.

5. No Usury. This Note is hereby expressly limited so that in no event whatsoever, whether by reason of deferment or advancement of loan proceeds, acceleration of maturity of the loan evidenced hereby, or otherwise, shall the amount paid or agreed to be paid to the Holder hereunder for the loan, use, forbearance or detention of money exceed the maximum interest rate permitted by the laws of the State of California. If at any time the performance of any provision involves a payment exceeding the limit of the price that may be validly charged for the loan, use, forbearance or detention of money under applicable law, then automatically and retroactively, ipso facto, the obligation to be performed shall be reduced to such limit, it being the specific intent of the Company and the Holder hereof that all payments under this Note are to be credited first to interest as permitted by law, but not in excess of (i) the agreed rate of interest hereunder, or (ii) that permitted by law, whichever is the lesser, and the balance toward the reduction of principal.

6. Attorneys’ Fees. If the indebtedness represented by this Note or any part hereof is collected in bankruptcy, receivership or other judicial proceedings or if this Note is placed in the hands of attorneys for collection after default, the Company agrees to pay, in addition to the principal and interest payable hereunder, reasonable attorneys’ fees and costs incurred by the Holder, as well as any and all interest that has accrued on the outstanding principal after the commencement of bankruptcy, receivership or other judicial proceedings.

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7. Transfer. The rights and obligations of the Company and the Holder of this Note will be binding upon and inure to the benefit of the successors, assigns, heirs, administrators and transferees of the parties hereto.

8. Notices. Any notice, other communication or payment required or permitted hereunder shall be in writing.

9. Event of Default.

(a) General. If an Event of Default (as defined below) occurs, the Holder may, by notice to the Company, declare the principal amount then outstanding of, and the accrued interest on, this Note to be immediately due and payable.

(b) Definition. For purposes of this Note, an “Event of Default” is any of the following occurrences:

(i) The Company shall fail to pay the outstanding principal and all accrued and unpaid interest under this Note on the Applicable Maturity Date; or

(ii) If the Company shall (i) file, or consent by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, (ii) make an assignment for the benefit of its creditors, (iii) consent to the appointment of a custodian, receiver, trustee (or other officer with similar powers) of itself or of any substantial part of its property, (iv) be adjudicated insolvent or (v) take corporate action for the purpose of any of the foregoing; or

(iii) If a court or governmental authority of competent jurisdiction shall enter an order appointing, without consent by the Company, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or if an order for relief shall be entered in any case or proceeding for liquidation or reorganization or otherwise to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company, or if any petition for any such relief shall be filed against the Company and such petition shall not be dismissed without thirty (30) days; or

(iv) The Company shall take any corporate action authorizing, or in furtherance of, any of the foregoing; or

(c) Remedies on Default, etc. In case any one or more Events of Default shall occur and be continuing, the Holder may proceed to protect and enforce its rights by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise. In case of a default in the payment of any principal or interest on this Note, the Company will pay to the Holder such further amount as shall be sufficient to cover the cost and expenses of collection, including, without limitation, reasonable attorneys’ fees, expenses and disbursements. No right, power or remedy conferred by this Note upon the Holder shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.

10. Waivers and Amendments. The Company hereby waives presentment, demand for performance, notice of non-performance, protest, notice of protest and notice of dishonor. No delay on the part of the Holder in exercising any right hereunder shall operate as a waiver of such right or any other right. Any term of this Note may be amended or waived with the written consent of the Company and the Holder.

11. Governing Law. This Note is being delivered in, and shall be governed by and construed in accordance with, the laws of the State of California, without regard to conflicts of laws provisions thereof.

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RestorGenex Corporation,
A Nevada corporation

By: /s/ Stephen Simes
Stephen Simes
ACCEPTED AND AGREED TO:	Chief Executive Officer

By: /s/ Sol J. Barer
Name: Sol J. Barer

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